SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


                Date of Report (Date of earliest event reported):
                      January 29, 1997 (January 14, 1997)



                           GreenMan Technologies, Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                        1-13776                  71-0724248
(State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)                 File Number)             Identification
                                                                   Number)


           7 Kimball Lane, Building A, Lynnfield, Massachusetts     01940
               (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code: (617) 224-2411




          (Former name or former address, if changed since last report)



                                                Total number of pages: 3



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Item 1. Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3. Bankruptcy or Receivership

         Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5. Other Events

         Not Applicable

Item 6. Resignation of Registrant's Directors

         Not Applicable

Item 7. Financial Statements and Exhibits

         Not Applicable

Item 8. Change in Fiscal Year

         Not Applicable

Item 9. Sale of Equity Securities Pursuant to Regulation S

         Pursuant to the terms of a Confidential Term Sheet, dated as of October 15, 1996 and amended by supplements, dated October 28, 1996, December 15, 1996 and January 8, 1997, and in reliance upon the transaction exemptions afforded by Regulation D ("Regulation D") and Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended, GreenMan Technologies, Inc. (the "Company") authorized the sale of its 7% Convertible Subordinated Debentures (the "Debentures") up to the maximum aggregate principal amount of $3,000,000 to both U.S. and non-U.S. residents (the "Offering"). From January 14 through January 17, 1997, the Company sold Debentures in the aggregate principal amount of $1,525,000 to one U.S. investor and six non-U.S. investors. Although the Debentures were sold pursuant to Regulation D, each of the non-U.S. purchasers in the Offering signed a subscription agreement confirming its compliance with Rules 902 and 903 of Regulation S.

         The Debentures are convertible, at any time after March 25, 1997 and on or before one (1) year from the date of issuance, into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a conversion price for each share of Common Stock equal to the lower of (a) the closing bid

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

price for the Common Stock on the date of issuance of the Debenture as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the closing bid price in the over-the counter market or, in the event the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported to the Wall Street Journal or (b) seventy percent (70%) of the Market Price of the Common Stock. As defined in the Debentures, the "Market Price" shall be the closing bid price of the Common Stock on the trading day immediately preceding the date on which such Debenture is converted into Common Stock, as reported by NASDAQ, or the closing bid price in the over-the counter market or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the average closing price on the exchange, as reported to the Wall Street Journal. The foregoing notwithstanding, the outstanding principal amount of the Debentures will be automatically converted into shares of Common Stock on January 17, 1998.

         In conjunction with the sale of the Debentures, the Company issued to each purchaser a warrant to purchase one share of Common Stock for every $2.00 of principal of Debentures purchased by such investor at an exercise price per share of $1.25 (the "Warrants"). Each Warrant expires one year from the date of issuance thereof.

         H.J. Meyers & Co., Inc. acted as placement agent (the "Placement Agent") in the sale of the Debentures and the Warrants and received an aggregate placement fee equal to $152,500. In addition, the Placement Agent received an aggregate of $45,750 as a non-accountable expense allowance. Two foreign entities that assisted in identifying the non-U.S. investors received warrants to purchase an aggregate of 450,000 shares of Common Stock at $1.25 per share. Each such warrant expires one year from the date of issuance thereof.

         Pursuant to the terms of Subscription Agreement between the Company and each of the purchasers, the Company has agreed to register the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants on a Form S-3 registration statement on or before March 27, 1997. In the event the Form S-3 registration statement is not declared effective on or before such date, all non-U.S. investors will be entitled to resell the Common Stock issuable upon conversion of the Debentures and Warrants pursuant to Regulation S.

Exhibits

  10.1   Form of Subscription Agreement executed by U.S. and non-U.S. Investors
  10.2   Form of Debenture
  10.3   Form of Warrant


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GREENMAN TECHNOLOGIES, INC.



                                              By:  /s/ Joseph E. Levangie
                                                    Joseph E. Levangie
                                                    Chief Financial Officer

Date:  January 29, 1997

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